Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Planet Image International Limited of our reports dated April 29, 2024, with respect to the consolidated financial statements of Planet Image International Limited included in its Annual Report (Form 20-F) for each of the two years in the period ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC
Sugar Land, Texas
May 15, 2025